UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021 (May 3, 2021)

XERIS PHARMACEUTICALS, INC.
3
(Exact name of registrant as specified in its charter)

Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600
Chicago, Illinois 60601
(Address of principal executive offices, including zip code)

(844) 445-5704
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Fifth Amendment to Amended and Restated Loan and Security Agreement

On May 3, 2021, the Company entered into a Fifth Amendment to Amended and Restated Loan and Security Agreement (the “Fifth Amendment”) with Oxford Finance LLC, as the collateral agent and a lender (“Oxford”), and Silicon Valley Bank, as a lender (“SVB”, and together with Oxford, the “Lenders”) to amend that certain Amended and Restated Loan and Security Agreement, dated as of September 10, 2019, by and between the Company and the Lenders (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2020, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated June 30, 2020, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated August 5, 2020, and that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated October 23, 2020, collectively, the “Amended and Restated Loan and Security Agreement”).

The Fifth Amendment allows for the interest-only payment period applicable to the term loans outstanding under the Amended and Restated Loan and Security Agreement (the “Term Loans”), previously payable in 30 equal monthly installments beginning January 1, 2022, to be extended. If the Company achieves a certain revenue milestone prior to November 30, 2021, then the period for interest-only payments is extended to July 1, 2022 and the Term Loans will be payable in 24 equal monthly installments. In addition, if the Company achieves an additional certain revenue milestone prior to May 31, 2022, the period for interest-only payments is further extended to October 1, 2022 and the Term Loans will be payable in 21 equal monthly installments. Finally, if the Company achieves an additional certain revenue milestone prior to August 31, 2022, then the period for interest-only payments is further extended to January 1, 2023, and the Term Loans will be payable in 18 equal monthly installments.

Pursuant to the Fifth Amendment, the Company is required to pay a non-refundable amendment fee in the amount of $35,000 at the earliest to occur of (i) the maturity date, (ii) the acceleration of any Term Loan and (iii) the prepayment of any Term Loan amount.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued by Xeris Pharmaceuticals, Inc. dated May 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2021	Xeris Pharmaceuticals, Inc.

	By:	/s/ Barry M. Deutsch
Barry M. Deutsch
Chief Financial Officer